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                                                                    Exhibit 10.3

                     FIFTH AMENDMENT TO AMENDED AND RESTATED
                                ESCROW AGREEMENT


         This Fifth Amendment to the Amended and Restated Escrow Agreement ("Fifth Amendment"), dated as of the 20th day of December, 2005 (the "Effective Date"), is by and among Far East Energy Corporation ("FEEC"), ConocoPhillips China Inc. ("CPCI"), and JP Morgan Trust Company (the "Escrow Agent").

                                    RECITALS

         WHEREAS, the parties hereto are parties to that certain Amended and Restated Escrow Agreement with an effective date of December 17, 2004 ("Amended Escrow Agreement").

         WHEREAS, Section 4 of the Amended Escrow Agreement provides, among other things, that the escrow account created by the Amended Escrow Agreement shall remain open until December 31, 2005, and that amounts required to be held in escrow shall be maintained until such date.

         WHEREAS, FEEC obtained an extension of the second phase of the exploration period under the Shouyang Production Sharing Contract and the Qinnan Production Sharing Contract beyond December 31, 2005.

         WHEREAS, FEEC and CPCI wish to ensure that the escrow account remains open until the end of the second phase of the exploration period under both Production Sharing Contracts, which shall be on March 31, 2006.

         WHEREAS, FEEC and CPCI amended certain provisions of (a) Article 6.4 of the Farmout Agreement-Shouyang PSC, dated and supplemented June 17, 2003, and amended December 15, 2003 and December 17, 2004 (the "Shouyang Farmout Agreement"), and (b) Article 6.4 of the Farmout Agreement-Qinnan PSC, dated and supplemented June 17, 2003, and amended December 15, 2003 and December 17, 2004 (the "Qinnan Farmout Agreement"), such that the escrow account shall remain open until March 31, 2006.

         WHEREAS, the parties hereto desire to amend the Amended Escrow Agreement so that the escrow account shall remain open until March 31, 2006.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. The second paragraph of Section 4 of the Amended Escrow Agreement shall be amended such that (a) the escrow account shall remain open until the end of the second phase of the exploration period, which shall be March 31, 2006, and (b) any amounts required to be held in escrow shall continue to be held until March 31, 2006.

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         2. This Fifth Amendment shall not affect any other provision of the
Amended Escrow Agreement other than as expressly stated herein, and the parties otherwise ratify and affirm all other provisions of the Amended Escrow Agreement.

                   [Signatures appear on the following page.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Fifth
Amendment as of the Effective Date set forth above.


FAR EAST ENERGY CORPORATION


By: /s/ Bruce N. Huff
    --------------------------------------------
    Bruce N. Huff
    Chief Financial Officer


CONOCOPHILLIPS CHINA INC.


By: /s/ Steve M. Park
    --------------------------------------------
    Steve M. Park
    Vice President


JP MORGAN TRUST COMPANY, N.A.,
As Escrow Agent


By:  /s/ May Ng
     -------------------------------------------
     May Ng
     Vice President and Trust Officer


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